Exhibit 99.2

Fisker Inc. Announces Upsize and Pricing of $625,000,000 Green Convertible Notes Offering August 12, 2021

LOS ANGELES, August 12, 2021 (BUSINESS NEWSWIRE) — Fisker Inc. (NYSE: FSR) (“Fisker”) today announced the upsize and pricing of $625,000,000 aggregate principal amount of its 2.50% Green Convertible Senior Notes due 2026 (the “notes”) in a private offering only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Act”), representing an increase of $25,000,000 aggregate principal amount from the previously announced proposed offering size. Fisker also granted the initial purchasers of the notes an option to purchase, within a 13-day period beginning on, and including, the date the notes are first issued, up to an additional $100,000,000 aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to settle on August 17, 2021, subject to customary closing conditions.

The notes will be senior unsecured obligations of Fisker. The notes will bear interest at a rate of 2.50% per year, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2022. The notes will mature on September 15, 2026, unless earlier converted, redeemed or repurchased.

Before June 15, 2026, the notes will be convertible at the option of the noteholders only if specific conditions are met. On or after June 15, 2026 until the close of business on the second scheduled trading day immediately before the maturity date, the notes will be convertible at the option of the noteholders at any time regardless of these conditions. Conversions of the notes will be settled in cash, shares of Fisker’s Class A common stock (the “Common Stock”) or a combination thereof, at Fisker’s election. The notes will be redeemable, in whole or in part, for cash at Fisker’s option at any time, and from time to time, on or after September 20, 2024 and before the 41st scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Fisker provides notice of redemption. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest and additional interest, if any, to, but excluding, the redemption date. The initial conversion rate for the notes is 50.7743 shares of Common Stock per $1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately $19.70 per share of Common Stock). The initial conversion price represents a premium of approximately 30% over the last reported sale price of the Common Stock on August 12, 2021, which was $15.15 per share.

In connection with the pricing of the notes, Fisker has entered into privately negotiated capped call transactions (the “capped call transactions”) with one of the initial purchasers of the notes and certain other financial institutions (together, the “option counterparties”). The capped call transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Common Stock that will initially underlie the notes. The capped call transactions are expected generally to reduce the potential dilution to the Common Stock upon any conversion of notes and/or offset any potential cash payments that Fisker is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap. If the initial purchasers exercise their option to purchase additional notes, Fisker expects to enter into additional capped call transactions with the option counterparties. The cap price of the capped call transactions will initially be approximately $32.57, which represents a premium of 115% over the last reported sale price of the Common Stock on August 12, 2021, which was $15.15 per share, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedge of the capped call transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Common Stock and/or may purchase shares of Common Stock concurrently with, or shortly after, the pricing of the notes. These activities could increase (or reduce the size of any decrease in) the market price of the Common Stock or the notes at that time. In addition, Fisker expects that the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding certain derivative transactions with respect to the Common Stock and/or by purchasing or selling shares of Common Stock or other securities of Fisker in secondary market transactions following the pricing of the notes and from time to time prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of the notes). This activity could also cause or avoid an increase or a decrease in the market price of the Common Stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of the notes, it could affect the number of shares of Common Stock, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

Fisker intends to allocate an amount equal to the net proceeds from the offering of the notes to finance or refinance, in whole or in part, one or more new or existing “eligible green projects” of Fisker, including PEAR program development, battery pack assembly and potential localization, the furtherance of new model development and technology development. Pending such allocation of net proceeds to eligible green projects, Fisker intends to use the net proceeds from the offering to fund the approximately $90.6 million cost of the capped call transactions described above and for working capital and general corporate purposes. If the initial purchasers exercise their option to purchase additional notes, Fisker intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful. The notes were offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Act. Neither the notes nor the shares of Common Stock issuable upon conversion of the notes, if any, have been registered under the Act or the securities laws of any other jurisdiction and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, such registration requirements of the Act and other applicable securities laws.

About Fisker Inc.

California-based Fisker Inc. is revolutionizing the automotive industry by developing the most emotionally desirable and eco-friendly electric vehicles on Earth. Passionately driven by a vision of a clean future for all, Fisker is on a mission to become the No. 1 e-mobility service provider with the world’s most sustainable vehicles.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, statements regarding the notes offering, the timing of the closing of the notes offering and the anticipated use of proceeds therefrom and the capped call transactions and other future events that involve risks and uncertainties. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability to consummate the offering of the notes and the capped call transactions, the ability to enter into the capped call transactions on the timing and at the price anticipated by Fisker; changes in the terms of the notes and the capped call transactions; and those factors discussed in Fisker’s Annual Report on Form 10-K/A for the year ended December 31, 2020, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 and in its subsequent filings with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and Fisker undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Contacts

Fisker Inc.

Simon Sproule, SVP, Communications

310.374.6177 | Fisker@DRIVEN360.com

Rebecca Lindland, Director, Communications

rlindland@fiskerinc.com

Dan Galves, VP, Investor Relations

dgalves@fiskerinc.com

FiskerIR@icrinc.com